UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

FMI Funds, Inc.
(Exact name of Registrant as specified in its charter)

Maryland	42-3346797
(State of incorporation or organization)	(IRS Employer Identification No.)
c/o Fiduciary Management, Inc. 790 North Water Street, Suite 2100 Milwaukee, Wisconsin	53202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of FMI Global Equity ETF	NYSE Arca, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]
Securities Act registration statement file number to which this form relates: Registration No. 333-12745
Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities to be Registered.
A description of the shares of common stock, par value $0.0001 per share, of FMI Global Equity ETF, a series of FMI Funds, Inc. (the “Company”), to be registered hereunder is set forth in the Post-Effective Amendment No. 72 to the Company’s Registration Statement on Form N-1A (File Nos. 333-12745; 811-07831; referred to herein as the “Registration Statement”) as filed with the Securities and Exchange Commission on October 30, 2026, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares of FMI Global Equity ETF is hereby also incorporated by reference herein. The I.R.S. Employer Identification Number of the FMI Global Equity ETF is 42-3346797.
Item 2.  Exhibits.
1.
The Company’s Articles of Incorporation, dated September 5, 1996, are included as an exhibit to Post-Effective Amendment No. 49 to the Registration Statement and are incorporated herein by reference thereto (Post-Effective Amendment No. 49 was filed on January 28, 2021).
2.
Articles Supplementary to the Registrant’s Articles of Incorporation are incorporated herein by reference to the following filings: (a) Articles Supplementary effective as of December 4, 2001, previously filed as an exhibit to Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A on September 29, 2010; (b) Articles Supplementary effective as of October 15, 2008, previously filed as an exhibit to Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A on January 30, 2009; (c) Articles Supplementary effective as of September 17, 2010, previously filed as an exhibit to Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A on September 29, 2010; (d) Articles Supplementary effective as of May 24, 2013, previously filed as an exhibit to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement on Form N-1A on January 27, 2015; (e) Articles Supplementary effective as of January 22, 2014, previously filed as an exhibit to Post-Effective Amendment No. 28 to the Registrant’s Registration Statement on Form N-1A on January 28, 2014; (f) Articles Supplementary effective as of October 24, 2016, previously filed as an exhibit to Post-Effective Amendment No. 35 to the Registrant’s Registration Statement on Form N-1A on January 27, 2017; (g) Articles Supplementary effective as of February 6, 2017, previously filed as an exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A on January 28, 2021; (h) Articles Supplementary effective as of December 9, 2019, previously filed as an exhibit to Post-Effective Amendment No. 42 to the Registrant’s Registration Statement on Form N-1A on December 20, 2019; (i) Articles Supplementary effective as of December 27, 2024, previously filed as an exhibit to Post-Effective Amendment No. 63 to the Registrant’s Registration Statement on Form N-1A on December 12, 2024; (j) Articles of Amendment effective as of June 3, 2025, previously filed as an exhibit to Post-Effective Amendment No. 71 to the Registrant’s Registration Statement on Form N-1A on October 26, 2026; and (k) Articles Supplementary effective as of October 27, 2026, previously filed as an exhibit to Post-Effective Amendment No. 72 to the Registrant’s Registration Statement on Form N-1A on October 30, 2026.
3.
Registrant’s Bylaws are incorporated herein by reference to Post-Effective Amendment No. 59 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-12745 and 811-07831), filed with the Securities and Exchange Commission on January 28, 2022.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  November 2, 2026
FMI FUNDS, INC.

By:
/s/ John Brandser

Name: John Brandser

Title:  President

FMI FUNDS, INC.
FORM 8-A
EXHIBIT INDEX

Exhibit Number	Description
1
Registrant’s Articles of Incorporation, dated September 5, 1996, are incorporated herein by reference to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-12745 and 811-07831), filed with the Securities and Exchange Commission on January 28, 2021.

2
Articles Supplementary to the Registrant’s Articles of Incorporation are incorporated herein by reference to the following filings: (a) Articles Supplementary effective as of December 4, 2001, previously filed as an exhibit to Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A on September 29, 2010; (b) Articles Supplementary effective as of October 15, 2008, previously filed as an exhibit to Post-Effective Amendment No. 14 to the Registrant’s Registration Statement on Form N-1A on January 30, 2009; (c) Articles Supplementary effective as of September 17, 2010, previously filed as an exhibit to Post-Effective Amendment No. 17 to the Registrant’s Registration Statement on Form N-1A on September 29, 2010; (d) Articles Supplementary effective as of May 24, 2013, previously filed as an exhibit to Post-Effective Amendment No. 30 to the Registrant’s Registration Statement on Form N-1A on January 27, 2015; (e) Articles Supplementary effective as of January 22, 2014, previously filed as an exhibit to Post-Effective Amendment No. 28 to the Registrant’s Registration Statement on Form N-1A on January 28, 2014; (f) Articles Supplementary effective as of October 24, 2016, previously filed as an exhibit to Post-Effective Amendment No. 35 to the Registrant’s Registration Statement on Form N-1A on January 27, 2017; (g) Articles Supplementary effective as of February 6, 2017, previously filed as an exhibit to Post-Effective Amendment No. 46 to the Registrant’s Registration Statement on Form N-1A on January 28, 2021; (h) Articles Supplementary effective as of December 9, 2019, previously filed as an exhibit to Post-Effective Amendment No. 42 to the Registrant’s Registration Statement on Form N-1A on December 20, 2019; (i) Articles Supplementary effective as of December 27, 2024, previously filed as an exhibit to Post-Effective Amendment No. 63 to the Registrant’s Registration Statement on Form N-1A on December 12, 2024; (j) Articles of Amendment effective as of June 3, 2025, previously filed as an exhibit to Post-Effective Amendment No. 71 to the Registrant’s Registration Statement on Form N-1A on October 26, 2026; and (k) Articles Supplementary effective as of October 27, 2026, previously filed as an exhibit to Post-Effective Amendment No. 72 to the Registrant’s Registration Statement on Form N-1A on October 30, 2026.

3
Registrant’s Bylaws are incorporated herein by reference to Post-Effective Amendment No. 59 to the Registrant’s Registration Statement on Form N-1A (File Nos. 333-12745 and 811-07831), filed with the Securities and Exchange Commission on January 28, 2022.

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